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                                                                      EXHIBIT 24

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS: That the undersigned officers and directors of UnionBancorp, Inc., a Delaware corporation, do hereby constitute and appoint Scott A. Yeoman and Kurt R. Stevenson, and each of them, the lawful attorneys and agents or attorney and agent, with power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933 as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement on Form S-8 relating to an amendment to increase the number of shares of common stock available under the UnionBancorp, Inc. 401(k) Plan approved by consent resolution of the Board of Directors effective April 25, 2006. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereto, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents or any of them shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated opposite his name.

         SIGNATURE                       TITLE                    DATE
         ---------                       -----                    ----


/s/ Scott A. Yeoman
--------------------------
Scott A. Yeoman              Chief Executive Officer and     April 25, 2006
                             Director (Principal Executive
                             Officer)


/s/ Robert J. Doty
--------------------------
Robert J. Doty               Director                        April 25, 2006


/s/ I. J. Reinhardt, Jr.
--------------------------
I. J. Reinhardt, Jr.         Director                        April 25, 2006


/s/ Richard J. Berry
--------------------------
Richard J. Berry             Director                        April 25, 2006


/s/ Walter E. Breipohl
--------------------------
Walter E. Breipohl           Director                        April 25, 2006


/s/ John A. Trainor
--------------------------
John A. Trainor              Director                        April 25, 2006


/s/ Dennis J. McDonnell
--------------------------
Dennis J. McDonnell          Director                        April 25, 2006


--------------------------
John A. Shinkle              Director                        April 25, 2006


/s/ Scott C. Sullivan
--------------------------
Scott C. Sullivan            Director                        April 25, 2006